SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SONOCO PRODUCTS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

March 14, 2003

TO OUR SHAREHOLDERS:

      You are cordially invited to attend our Annual Shareholders’ Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 16, 2003, at 11:00 A.M.

      We have enclosed a Notice of Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

      In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company’s progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

      We have also enclosed a copy of the 2002 Annual Report, which reviews the Company’s past year’s events and discusses strategy and the outlook for the future (or, if you have previously consented in writing, we have delivered a single copy of the Annual Report for all shareholders at your address).

      We hope that you will come to the 2003 Annual Meeting of Shareholders in person; but even if you plan to come, we strongly encourage you to complete the enclosed proxy appointment and return it to us in the enclosed business reply envelope. Or, you can vote by telephone (if you live in the United States or Canada) or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and later find you can be present or if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

Charles W. Coker Chairman	Harris E. DeLoach, Jr. President & Chief Executive Officer

NOTICE OF 2003 ANNUAL

SHAREHOLDERS’ MEETING
and
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS
COMPARATIVE COMPANY PERFORMANCE
SUMMARY COMPENSATION TABLE
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
OPTION GRANTS IN LAST FISCAL YEAR
PENSION PLAN TABLE
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS
OTHER MATTERS

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 A.M. on Wednesday, April 16, 2003.

PLACE	The Center Theater, 212 North Fifth Street, Hartsville, South Carolina.

PURPOSES	(1) To elect five members of the Board of Directors, four to serve for the next three years and one for the next year.
(2) To ratify the selection of independent accountants.
(3) To transact any other business that properly comes before the meeting or any adjournment of the meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on February 21, 2003.

ANNUAL REPORT	We have enclosed a copy of the 2002 Annual Report (or, if you have previously consented in writing, we have delivered a single copy of the Annual Report for all shareholders at your address). The Annual Report is not part of the proxy soliciting material.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. Please vote in one of these three ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card if you live in the United States or Canada;
(2) VISIT THE WEB SITE shown on your proxy card and vote via the Internet; OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By order of the Board of Directors,

Charles J. Hupfer
Secretary

March 14, 2003

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

      We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on April 16, 2003, at 11:00 A.M. at The Center Theater, 212 North Fifth Street, Hartsville, South Carolina, and at any adjournment or postponement of the meeting. “We,” “our,” “us,” “Sonoco,” and “the Company” all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 14, 2003.

Who May Vote

      You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on February 21, 2003. At the close of business on February 21, 2003, a total of 96,458,612 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote.

Voting By Proxies

      If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating and mailing the proxy card in the enclosed postage-paid envelope; by dialing the toll-free telephone number shown on your proxy card (if you live in the United States or Canada); or by accessing the Web site shown on your proxy card. Of course, you can always come to the meeting and vote your shares in person.

      The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors and FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board of Directors does not know of any other such matters.

How to Revoke Your Proxy

      You may revoke your proxy at any time before it is voted. If you are a record shareholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting;

•	by delivering to the Secretary of the Company, 1 North Second Street, Hartsville, South Carolina, 29550 USA, written instructions revoking your proxy; or

•	by delivering to the Secretary an executed proxy bearing a later date.

      Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person, in which case your proxy vote will not be used.

How Votes Will Be Counted

      The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote (a “quorum”) is represented at the meeting. If you have submitted valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. “Broker non-votes” also count in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or nominee who holds shares for a beneficial owner attends the meeting in person or by proxy but does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

      Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants and approval of any other matter that may be brought before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

Cost of This Proxy Solicitation

      We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, telefacsimile, e-mail or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

ELECTION OF DIRECTORS

      At our Annual Meeting, five directors will be elected. Messrs. C. W. Coker, H. E. DeLoach, Jr., E. H. Lawton, III and Ms. D. D. Young will hold office for the next three years. Mr. J. H. Mullin, III will hold office for one year. Their terms will expire at our Annual Shareholders’ Meetings in 2006 and 2004, respectively, or when their successors are duly elected and qualify. The proxy agents intend to vote FOR the election of the five persons named below unless you withhold authority to vote for all or any of the nominees. The Board of Directors recommends that you vote FOR each nominee for election.

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

*C. W. COKER (69). Mr. Coker has been Chairman of the Board of Directors of the Company since 1990. He also was Chief Executive Officer of the Company from 1990 to 1998. Mr. Coker was President from 1970 to 1990 and was reappointed President in 1994, serving until 1996, while maintaining the title and responsibility of Chairman and Chief Executive Officer of the Company. Mr. Coker is a director of Bank of America Corporation; Progress Energy, Inc. and its subsidiary companies, Progress Energy Carolinas, Inc. and Florida Progress Corporation; and Sara Lee Corporation.	1962

H. E. DeLOACH, JR. (58). Mr. DeLoach has been President and Chief Executive Officer of the Company since 2000. He was Chief Operating Officer from April 2000 to July 2000 and was Senior Executive Vice President from 1999 to 2000, Executive Vice President from 1996 to 1999, Group Vice President from 1993 to 1996, Vice President – Film, Plastics and Special Products from February 1993 to October 1993, Vice President – High Density Film Products Division from 1990 to 1993 and Vice President – Administration and General Counsel from 1986 to 1990. Mr. DeLoach is a director of Goodrich Corporation.	1998

* C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

E. H. LAWTON, III (42). Mr. Lawton has been President and Treasurer of Hartsville Oil Mill (vegetable oils processor), Darlington, South Carolina, since 2000, and he has been a director since 1991. Mr. Lawton was Vice President of Hartsville Oil Mill from 1991 to 2000.	2001

DONA DAVIS YOUNG (49). Ms. Young has been President and Chief Executive Officer of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions), Hartford, Connecticut, since 2003 and a director since 2000. She has been President and Chief Executive Officer of its subsidiary, Phoenix Life Insurance Company, since 2003, was appointed President in 2000, and has been a director since 1998. Ms. Young will become Chairman of the Board of both The Phoenix Companies, Inc. and Phoenix Life Insurance Company on April 1, 2003. Previously, she was President and Chief Operating Officer of The Phoenix Companies, Inc. and its subsidiary, Phoenix Life Insurance Company, from 2001 to 2003. Ms. Young was Executive Vice President and General Counsel of Phoenix Life Insurance Company from 1994 to 2000 and Senior Vice President and General Counsel from 1989 to 1994. She joined Phoenix Life Insurance Company in 1980. Ms. Young is a director of Foot Locker, Inc. and Wachovia Corporation.	1995

J. H. MULLIN, III (61). Mr. Mullin has been Chairman of Ridgeway Farm LLC (privately held timber and farming business), Brookneal, Virginia, since 1989. He was associated with Dillon, Read & Co. Inc. (investment banking firm), New York, New York, from 1969 to 1989, last serving as Managing Director. Mr. Mullin is a director of The Liberty Corporation; Progress Energy, Inc. and its subsidiary companies, Progress Energy Carolinas, Inc. and Florida Progress Corporation; and is a trustee of The Putnam Funds.	2002

      All nominees previously have been elected to the Board of Directors by the Common Shareholders except Mr. J. H. Mullin, III.

      Mr. T. C. Coxe, III, whose term would have expired at the 2004 Annual Meeting, reached mandatory retirement age and retired from the Board of Directors on September 1, 2002. Mr. Mullin was elected by the Board of Directors on July 17, 2002, to fill the vacancy created by the retirement of Mr. Coxe until this Annual Meeting.

      Mr. A. T. Dickson, whose term is expiring at this Annual Meeting, will reach mandatory retirement age on April 3, 2003, and retire from our Board of Directors.

      Effective upon Mr. Dickson’s retirement, the Board of Directors has fixed the number of directors of the Company at 14.

      The Corporate Governance Committee recommends to the Board of Directors nominees to fill vacancies on the Board of Directors as they occur and recommends candidates for election as directors at Annual Meetings of Shareholders. If you wish to recommend nominees to the Corporate Governance Committee for election to the Board of Directors, you must submit in writing to the Corporate Governance Committee of the Company the names of the persons, their qualifications for service and evidence of their willingness to serve. Our Restated Articles of Incorporation require that nominations for any person who is not already a director of the Company must be submitted to the Secretary at least 60 days prior to the Annual Meeting. No other nominations have been made for election at this Annual Meeting.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS CONTINUE

      Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2004 are:

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

*F. L. H. COKER (67). Mr. Coker is retired. He was President and Director of Sea Corporation of Myrtle Beach, Inc. (private investments), Myrtle Beach, South Carolina, from 1983 to 1989. At the time of his retirement from the Company in 1979, Mr. Coker had been Senior Vice President since 1976.	1964

* C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

C. C. FORT (41). Mr. Fort has been Co-Chairman of The Merit Group, Inc. (suppliers to the paint and wallcovering industry), Spartanburg, South Carolina, since 1998. He was a principal of Lancaster Distributing Company (suppliers to the paint and wallcovering industry), Spartanburg, South Carolina, from 1990 to 1998.	2001

B. L. M. KASRIEL (56). Mr. Kasriel has been Vice Chairman and Chief Operating Officer of Lafarge (construction materials group), Paris, France, since 1995. He was Managing Director of Lafarge Coppee from 1989 to 1995, Senior Executive Vice President from 1987 to 1989 and Executive Vice President from 1982 to 1987. Mr. Kasriel is a director of Lafarge and Lafarge North America.	1995

T. E. WHIDDON (50). Until his retirement in March 2003, Mr. Whiddon had been Executive Vice President – Logistics and Technology of Lowe’s Companies, Inc. (home improvement retailer), North Wilkesboro, North Carolina, since 2000. He was Executive Vice President and Chief Financial Officer of Lowe’s from 1996 to 2000. Prior to joining Lowe’s, Mr. Whiddon was Senior Vice President and Chief Financial Officer of Zale Corporation (jewelers), Dallas, Texas, from 1995 to 1996 and was Senior Vice President and Treasurer from 1994 to 1995. Prior to joining Zale, he was Vice President and Treasurer of Eckerd Corporation (drugstores), Largo, Florida, from 1989 to 1994.	2001

      Members of the Board of Directors whose terms of office will continue until the Annual Shareholders’ Meeting in 2005 are:

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

C. J. BRADSHAW (66). Mr. Bradshaw has been Chief Executive Officer since 2002 and a director since 2001 of Team Sports Entertainment, Inc. (automotive racing league holding company) and its wholly owned subsidiary, TRAC (Team Racing Auto Circuit) (national motor sports league), Charlotte, North Carolina. He has been President and Director of Bradshaw Investments, Inc. (private investments), Georgetown, South Carolina, since 1986. Mr. Bradshaw was President and Chief Operating Officer of Transworld Corporation, New York, New York, from 1984 to 1986 and Chairman of the Board and Chief Executive Officer of Spartan Food Systems, Inc., Spartanburg, South Carolina, from 1961 to 1986.	1986

R. J. BROWN (68). Mr. Brown, Founder of B&C Associates, Inc. (management consulting, marketing research and public relations firm), High Point, North Carolina, has been Chairman and Chief Executive Officer of his company since 1973. He is a director of Wachovia Corporation, Duke Energy Corporation and AutoNation, Inc.	1993

*J. L. COKER (62). Mr. Coker has been President of JLC Enterprises (private investments), Stonington, Connecticut, since 1979. He was Secretary of the Company from 1969 to 1995 and was President of Sonoco Limited, Canada, from 1972 to 1979.	1969

* C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

PAUL FULTON (68). Mr. Fulton has been Chairman since 2000 and a director since 1997 of Bassett Furniture Industries, Inc., Bassett, Virginia. He was Chief Executive Officer of Bassett from 1997 to 2000. Mr. Fulton was Dean of The Kenan-Flagler Business School, The University of North Carolina, Chapel Hill, North Carolina, from 1994 to 1997. He was President of Sara Lee Corporation (manufacturer and marketer of consumer products), Chicago, Illinois, from 1988 through 1993. Mr. Fulton is a director of Bank of America Corporation and Lowe’s Companies, Inc.	1989

H. L. McCOLL, JR. (67). Mr. McColl has been Chairman of McColl Brothers Lockwood (private bankers), Charlotte, North Carolina, since his retirement from Bank of America in 2001. He was Chairman and Chief Executive Officer and a director of Bank of America Corporation and NB Holdings Corporation and was Chief Executive Officer of Bank of America, N.A., Charlotte, North Carolina, from 1998 to 2001. He was Chief Executive Officer of the former NationsBank Corporation and its predecessor, NCNB Corporation, from 1983 to 1998. Mr. McColl is a director of Cousins Properties, Inc. and General Parts, Inc.	1972

BOARD COMMITTEES

      During 2002, the Board of Directors held four regularly scheduled meetings and one special meeting to review significant developments affecting the Company and to act on matters requiring the Board of Directors’ approval. To assist it in performing its duties, the Board of Directors has established five committees:

			Number of
Committee			2002
Name	Purpose	Members	Meetings

Audit Committee	• Review compliance with major accounting and financial policies of the Company;

•  Review adequacy of internal controls;

•  Review significant findings of the independent accountant and the internal audit department;

•  Review results of the annual external audit with the independent accountant;

•  Review legal and regulatory matters that may have a material impact on the Company’s financial statements;

•  Review monitoring of compliance with the Company’s code of business conduct;

•  Recommend to the Board of Directors annually the appointment of the independent accountant;

•  Review the scope of and fees for the prospective annual audit;

•  Review the operation of the Company’s internal audit department; and

	• Act as liaison among the internal auditors, the independent accountant and the Board of Directors.	B. L. M. Kasriel — Chairperson C. J. Bradshaw R. J. Brown J. L. Coker Paul Fulton E. H. Lawton, III T. E. Whiddon	6
The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the charter was attached to the Proxy Statement dated March 16, 2001, as Appendix A. On February 6, 2002, the charter was amended to state that the Committee would “consist of a minimum of three or more independent members of the Board of Directors, who are all financially literate and at least one of whom has accounting or related financial management expertise.” Previously, the charter indicated “a minimum of three and no more than six independent members.” Each member of the Audit Committee has been determined by the Board of Directors to be independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s existing listing standards.

			Number of
Committee			2002
Name	Purpose	Members	Meetings

Executive Compensation Committee	• Periodically examine the executive officer compensation programs; • Set officer base salary compensation rates; • Administer all annual and long-term incentive plans; • Administer the Company’s stock option plans; and • Review with the Chief Executive Officer the performance of corporate management, management development and succession plans.	A. T. Dickson — Chairperson C. J. Bradshaw Paul Fulton B. L. M. Kasriel H. L. McColl, Jr. J. H. Mullin, III D. D. Young	5

Employee and Public Responsibility Committee	• Oversee the Company’s commitment to employee health and safety;

•  Provide oversight on diversity strategy, goals and progress;

•  Review charitable giving policies and practices;

•  Review employee morale through survey results or other means;

•  Oversee the Company’s stance, response and programs related to the environment and to other emerging issues;

•  Monitor major litigation and disputes and provide guidance in responding to such issues;

•  Review actions taken by management relating to current or emerging public policy issues or significant political and social changes that may affect the Company; and

	• Oversee the Company’s commitment to ethical business practices.	D. D. Young — Chairperson R. J. Brown F. L. H. Coker J. L. Coker C. C. Fort T. E. Whiddon	2

			Number of
Committee			2002
Name	Purpose	Members	Meetings

Corporate Governance Committee	• Recommend to the Board of Directors nominees for election as directors;
•  Recommend to the Board of Directors amendments to the By-Laws;

•  Recommend to the Board of Directors governance policies and practices;

•  Ensure that processes are in place for annual Chief Executive Officer performance appraisal and reviews of succession planning and management development;

•  Review with the Board of Directors on an annual basis the appropriate skills and characteristics required of Board of Directors’ members;

•  Recommend to the Board of Directors a corporate philosophy and strategy governing director compensation and benefits;

•  Recommend to the Board of Directors a policy regarding assignment and rotation of committee membership and chairpersonships; and

	• Conduct a process for assessment of the Board of Directors’ performance.	Paul Fulton — Chairperson A. T. Dickson B. L. M. Kasriel D. D. Young	4

      We are actively working on changes to our corporate governance procedures in response to the proposed rules under consideration by the New York Stock Exchange and the Securities and Exchange Commission. There has been extensive review, preliminary revision and discussion of the charters and policies delineating the activities of our Board of Directors and its committees. Approval of the revised documents awaits the adoption of final rules by the New York Stock Exchange and the Securities and Exchange Commission. We expect to comply fully with the new rules when they become effective.

			Number of
Committee			2002
Name	Purpose	Members	Meetings

Executive Committee	• Empowered to exercise all of the authority of the Board of Directors between regularly scheduled meetings, except as limited by South Carolina law.	C. W. Coker H. E. DeLoach, Jr. A. T. Dickson H. L. McColl, Jr.	2

      During 2002, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members, except Mr. Mullin. Mr. Mullin was elected by the Board of Directors on July 17, 2002, to serve until this Annual Meeting. Due to a prior commitment, Mr. Mullin was unable to attend one of two Board of Directors’ meetings after his election. He was not a member of any committee during 2002.

DIRECTORS’ COMPENSATION

      Employee directors do not receive any additional compensation for serving on the Board of Directors. Until June 30, 2002, non-employee directors were paid an $11,000 quarterly retainer fee and a $1,000 attendance fee for special meetings. Beginning July 1, 2002, the quarterly retainer fee was increased to $12,500.

      Effective April 1, 2003, non-employee directors will begin receiving a fee of $1,500 for all Board of Directors’ and all committee meetings, and Committee Chairpersons will receive an additional $500 per committee meeting.

      Directors may elect annually to defer part or all of their retainer and meeting fees. Directors can choose to have their deferrals earn interest credits at a market rate (the Merrill Lynch Ten-Year High Quality Bond Index) or be treated as if invested in equivalent units of Sonoco Common Stock (which are credited with reinvested dividend equivalents). Alternatively, directors can elect to receive stock options under the 1996 Non-Employee Directors’ Stock Plan (the “Directors’ Plan”) instead of receiving any part of their cash compensation. If a director chooses this alternative, he or she will receive an option to purchase four dollars worth of Sonoco Common Stock at the fair market value of the Common Stock on the date the option is granted for each one dollar of cash compensation the director chooses not to receive. During 2002, two directors received the following number of stock options instead of cash compensation: E. H. Lawton, III — 7,607 shares and B. L. M. Kasriel — 3,876 shares.

      Under the Directors’ Plan, at the first regularly scheduled meeting of the Board of Directors during a calendar year, each non-employee director is granted an option to purchase 4,000 shares of Common Stock at a price equal to the fair market value as of the date the options are granted. Any person who later becomes a non-employee director also receives an option to purchase shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. The number of shares for which options are granted is reduced 25% for each full quarter of the calendar year during which the person does not serve as a non-employee director. During 2002, each non-employee director, except Mr. Mullin, received an option covering 4,000 shares. Mr. Mullin joined the Board of Directors on July 17, 2002, and received an option covering 2,000 shares. Option shares are immediately vested but may not be exercised until one year after the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. A. T. Dickson, C. J. Bradshaw, Paul Fulton, B. L. M. Kasriel, H. L. McColl, Jr. and Ms. D. D. Young served on our Executive Compensation Committee during the year ended December 31, 2002.

      Mr. Paul Fulton is a director of Bank of America Corporation. Mr. C. W. Coker, our Chairman, is a director of Bank of America Corporation. During the third quarter of 2002, a Bank of America subsidiary managed the syndication and participated as agent to provide a 364-day committed revolving line of credit with a one-year term out option for $450,000,000 to support our commercial paper program and for general corporate purposes. Bank of America’s commitment to this facility is $47,500,000. A committed line of credit from Bank of America has been in place since 1987 and has been renewed, amended and increased or decreased according to our needs. Bank of America has extended other lines of credit to us as support for letters of credit, overdrafts and other corporate needs. It also provides treasury management services to us. We pay fees to the bank for these services and for the availability of the lines of credit, as well as interest on any borrowed funds.

      Mr. B. L. M. Kasriel is Vice Chairman and Chief Operating Officer of Lafarge of which Lafarge Platres International is a subsidiary. Sonoco Hongwen Paper Company, Ltd. (“SHW”), a subsidiary of Sonoco Asia, LLC, and Lafarge Onoda Gypsum, Shanghai, (“LOGS”), a subsidiary of China Plasterboard Corporation Holding Company (British Virgin Islands), a subsidiary of Lafarge Platres International, entered into an agreement in 1998 whereby LOGS would provide technical assistance to SHW in the development and manufacture of plasterboard liner. SHW would supply the plasterboard liner to LOGS at prevailing market prices. Lafarge Platres International, through China Plasterboard Corporation Holding Company, funded 50% of the capital costs ($450,000) for implementation of the project. The balance of approximately $450,000 was met by Sonoco Asia, LLC through SHW. The agreement was terminated December 9, 2002, and settlement will occur in March 2003.

      Ms. D. D. Young is a director of Wachovia Corporation. Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, committed $47,500,000 to the revolving line of credit syndicated by Bank of America to support our commercial paper program and for general corporate purposes. Wachovia Bank, N.A. also provides other lines of credit to support stand-by letters of credit, and it provides trustee services. We pay fees to Wachovia Bank, N.A. for the availability of the credit lines and for the trustee services, as well as interest on any borrowed funds. Ms. Young is also an executive officer and a director of The Phoenix Companies, Inc. During 2002, we paid approximately $516,000 to The Phoenix Companies, Inc. for premiums for executive life insurance policies covering certain of our officers and directors.

      All transactions were handled on a competitive basis. Management believes that the rates and provisions were as favorable to us as we could have obtained from similar sources.

TRANSACTIONS WITH MANAGEMENT

      Mr. C. W. Coker and Mr. Paul Fulton are directors of Bank of America Corporation. See “Compensation Committee Interlocks and Insider Participation.”

      Mr. R. J. Brown is a director of Wachovia Corporation. Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, committed $47,500,000 to the revolving line of credit syndicated by Bank of America to support our commercial paper program and for general corporate purposes. Wachovia Bank, N.A. also provides other lines of credit to support stand-by letters of credit, and it provides trustee services. We pay fees to Wachovia Bank, N.A. for the availability of the credit lines and for the trustee services, as well as interest on any borrowed funds.

      Mr. B. L. M. Kasriel is Vice Chairman and Chief Operating Officer of Lafarge. See “Compensation Committee Interlocks and Insider Participation.”

      During 2002, we purchased timber from a trust of which Mr. T. C. Coxe, III, one of our former directors (retired September 1, 2002) and a former executive officer, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $736,000.

      Ms. D. D. Young is an executive officer and a director of The Phoenix Companies, Inc., and she is a director of Wachovia Corporation. See “Compensation Committee Interlocks and Insider Participation.”

      During 2002, we sold plastic bags to Lowe’s through one of its distributors. The aggregate value of these sales to Lowe’s was approximately $3,100,000. Mr. T. E. Whiddon, a director of our Company, was Executive Vice President – Logistics and Technology of Lowe’s Companies, Inc. until March 2003.

      Our management believes the prices and terms of the transactions reported above were comparable to those we could have obtained from other sources.

      We anticipate engaging in similar business transactions in 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table shows information as of December 31, 2002, about persons known to us to be the beneficial owner of more than 5% of our Common Shares. This information was obtained from Schedules 13G filed by these entities with the Securities and Exchange Commission, and we have not independently verified it.

		Amount of
Title of	Name and Address of	Beneficial	Percent
Class	Beneficial Owner	Ownership	of Class

No Par Value Common	Alliance Capital Management L.P.(1) 1290 Avenue of the Americas New York, NY 10104	7,683,138	8.0%
No Par Value Common	State Street Bank and Trust Company(2) 225 Franklin Street Boston, MA 02110	4,884,879	5.1%

(1)	Alliance Capital Management L.P. is an investment advisor that manages discretionary investment accounts on behalf of its clients. Alliance Capital Management L.P. is a subsidiary of AXA Financial, Inc., a Delaware corporation, which is controlled by AXA and The Mutuelles AXA. The AXA entities have disclaimed beneficial ownership of the Sonoco shares.

(2)	State Street Bank and Trust Company is a bank that holds shares in various fiduciary capacities. Of the shares shown above, 3,650,001 are held by the bank as trustee of the Company’s Employee Savings and Stock Ownership Plan.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows the number of shares beneficially owned as of December 31, 2002, directly or indirectly, by each director and each executive officer named in the Summary Compensation Table.

					Deferred
	Total Number		Percent		Compensation
	of Shares		of	Restricted	and Restoration
Name and Position	Owned(1)		Class(2)	Stock(7)	Units(8)

C. J. Bradshaw Director	44,630		–	–	4,408
R. J. Brown Director	28,717		–	–	4,964
F. L. H. Coker Director	946,866		–	–	–
J. L. Coker Director	142,837		–	–	–
A. T. Dickson Director	87,455	(3)	–	–	5,354
C. C. Fort Director	295,863		–	–	–
Paul Fulton Director	29,623	(4)	–	–	–
B. L. M. Kasriel Director	38,373		–	–	–
E. H. Lawton, III Director	50,887		–	–	–
H. L. McColl, Jr. Director	35,075	(5)	–	–	9,328
J. H. Mullin, III Director	5,000		–	–	–
T. E. Whiddon Director	12,000		–	–	–
D. D. Young Director	18,930		–	–	14,380
C. W. Coker Chairman and Director	1,948,208		2.0%	116,689	12,256
H. E. DeLoach, Jr. President, Chief Executive Officer and Director	978,810	(6)	1.0%	165,062	10,112
C. L. Sullivan, Jr. Senior Vice President	106,200		–	10,778	883
R. E. Holley Senior Vice President	265,883		–	14,586	4,077
J. C. Bowen Senior Vice President	158,713		–	13,016	2,121

				Deferred
	Total Number	Percent		Compensation
	of Shares	of	Restricted	and Restoration
Name and Position	Owned(1)	Class(2)	Stock(7)	Units(8)

C. J. Hupfer Vice President and Chief Financial Officer	97,820	–	6,816	1,265
All Executive Officers and Directors (29 persons)	6,582,876	6.6%	445,378	90,359

(1)	The directors and the named executive officers have sole voting and investment power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options, granted by the Company under the 1983 Key Employee Stock Option Plan, the 1991 Key Employee Stock Plan (the “1991 Plan”) and the Directors’ Plan for the following directors and named executive officers: C. J. Bradshaw — 18,600; R. J. Brown — 28,255; F. L. H. Coker — 18,600; J. L. Coker — 18,600; A. T. Dickson — 18,600; C. C. Fort — 5,500; Paul Fulton — 18,600; B. L. M. Kasriel — 36,258; E. H. Lawton, III — 7,317; H. L. McColl, Jr. — 18,600; T. E. Whiddon — 7,000; D. D. Young — 14,200; C. W. Coker — 837,698; H. E. DeLoach, Jr. — 690,500; C. L. Sullivan, Jr. — 105,000; R. E. Holley — 197,386; J. C. Bowen — 153,975; and C. J. Hupfer — 94,513.

Also included are shares held in the Company’s Dividend Reinvestment Plan (8,351) and shares held in the Company’s Employee Savings and Stock Ownership Plan (45,797).

Shareholdings do not include Restricted Stock Rights, which have been deferred until retirement, granted under the 1991 Plan or Deferred Compensation and Restoration Units.

Shareholdings do not include the awards listed in the Long-Term Incentive Plans — Awards in Last Fiscal Year table shown on page 29.

(2)	Percentages not shown are less than 1%.

(3)	Includes 55,440 shares of Common Stock owned by The Dickson Foundation, Inc., a charitable organization, of which Mr. Dickson is President and a director. Mr. Dickson has no pecuniary interest in this foundation and disclaims beneficial ownership of these shares.

(4)	Includes 507 shares of Common Stock owned by Mrs. Fulton. Mr. Fulton disclaims beneficial ownership of these shares.

(5)	Includes 11,882 shares of Common Stock owned by Mrs. McColl. Mr. McColl disclaims beneficial ownership of these shares.

(6)	Includes 226,197 shares of Common Stock owned by trusts of which Mr. DeLoach is trustee. Mr. DeLoach has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(7)	Issuance of these shares, most of which have vested, has been deferred until retirement; thus, no present voting rights are associated with them.

(8)	These figures represent deferred compensation units and restoration units connected with the Sonoco Savings Plan. No voting rights are associated with these units.

EXECUTIVE COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

      The Executive Compensation Committee of the Board of Directors (the “Committee”) is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company’s various executive compensation plans, as well as the overall management compensation program. Additionally, the Committee reviews and plans for top management succession and reviews executive job performance. The Committee periodically evaluates the Company’s executive compensation program in terms of appropriateness, including competitive positioning relative to other companies’ practices. The Committee obtains independent and impartial advice from external compensation consulting firms. The Committee met five times during 2002 and had met once in 2003 as of the printing of this report.

Philosophy

      The executive compensation program has been designed to attract, motivate, reward and retain senior management by providing competitive total compensation opportunities based on performance, teamwork and the creation of shareholder value. The program currently consists of salary, annual cash bonus awards, annual stock options, periodic contingent share awards, perquisites and employee benefits.

      In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms. In these surveys, executive compensation levels are developed by looking at large numbers of similar positions across American industry and reflect adjustments based on company revenues. The Dow Jones Containers & Packaging Group Index (“Index”), which includes the Company, was used in the five-year shareholder return performance graph that appears on page 27. The companies in this Index are included, as available, among the companies whose survey data is used in the Company’s compensation studies. From time to time, the Company contracts with independent consulting firms to perform customized compensation studies of companies in its industry group and/or of companies similar in size.

      The total compensation package for executives for 2002 was generally structured to be competitive with 75th percentile total pay practices for executives of similar size corporations if challenging annual financial targets and corresponding longer term increases in shareholder value were achieved. To provide greater emphasis on the performance-based variable pay components of the package, base salary midpoints were targeted to be at the median of surveyed market rates. Incentive compensation, consisting of annual cash bonuses, annual stock option awards and periodic contingent share awards, constitutes the Company’s performance-based compensation element. The levels of the combined award opportunities reflected 75th percentile competitive total annual and long-term incentive compensation opportunities for similar positions. These awards provided opportunities to motivate and reward executives for exceptional performance. If performance targets were not met, total compensation levels would fall below competitive median practice. In further support of the Company’s pay-for-performance philosophy, executive perquisites were limited and provided a lower level of benefits than the market median. The benefits program for executives provided a benefit that was somewhat higher than the market median. This benefits program, in particular the retirement and life insurance plans, was designed to enhance retention of executives until normal retirement age.

      The Committee has taken, and it intends to continue to take, steps necessary to assure the federal tax deductibility of compensation realized by senior executives. However, to the extent that such steps would not be practical or would not be consistent with the Committee’s compensation objectives, there is the possibility that future compensation, in some circumstances, may not meet tax deductibility requirements.

      Following is a discussion of elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee, with regard to 2002 compensation. Also included is a specific discussion of the decisions regarding the compensation of Mr. DeLoach for performing the duties of President and Chief Executive Officer (“CEO”). The tables and accompanying narrative and footnotes that follow this report reflect the decisions covered by the discussions.

Salary

      The Company’s salary ranges and resulting salaries are based on relative valuing of the duties and responsibilities of each position. The Committee reviews the base salaries of all senior executives on an annual basis.

      Merit salary increases are based on consideration of each executive’s performance and position in his or her salary range. Promotional salary increases are awarded to recognize increased responsibilities and accountabilities. The Committee used these criteria to determine salary adjustments for Mr. DeLoach and for each of the executive officers, except Mr. Coker.

      Mr. Coker, who remains an active member of the Board of Directors as Chairman, has elected to begin receiving his supplemental executive retirement plan (SERP) benefit for which he became eligible at his normal retirement date. Upon initiation of these payments, Mr. Coker’s base salary was reduced to zero.

Annual Bonus Awards

      The Company has an annual bonus plan that provides for cash incentive opportunities, based upon achievement of pre-determined annual financial performance goals, as well as attainment of key strategic and operational objectives. The purpose of this plan is to link a significant portion of executive pay to both the Company’s operating performance for the year and to critical issues affecting the long-term health of the Company.

      Financial performance goals were weighted from 80% to 100% of total bonus opportunity. For senior executives with corporate responsibility, 75% of the plan’s financial goals were based on corporate earnings per share from ongoing operations and the remainder on revenue growth. For executives with business unit responsibility, 25% of the bonus opportunity available for financial performance was based on business unit revenue growth, and the remainder was divided between corporate earnings per share (“EPS”) (from 18.75% to 37.5%) and business unit profit before interest and taxes (from 56.25% to 37.5%) as appropriate for the position.

      High impact personal performance objectives for 2002 were established for each officer and were weighted at 20% of salary.

      On February 4, 2003, the Committee reviewed and approved the 2002 annual bonus payments for executive officers. Initial bonus amounts were assigned to each executive officer (except Messrs. DeLoach, Sullivan, Holley, Bowen and Hupfer), based on the scoring of financial goal attainment and subjective evaluations of how well their strategic and operational objectives were met. In some cases, the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. DeLoach’s bonus, which reflects the Committee’s assessment of his contribution and efforts in 2002, is shown under the “Bonus” caption in the Summary Compensation Table on page 28. In determining the amount, the Committee considered the challenges associated with the position of CEO, the Company’s financial performance, and his role in restructuring the management team to address problems associated with underperforming business units. The bonus awards for Messrs. Sullivan, Holley, Bowen and Hupfer were determined in the same manner as the bonus award for Mr. DeLoach. In lieu of any fixed compensation, Mr. Coker participated in a special variable-pay incentive compensation plan, based on earnings per share goals and revenue goals.

Stock Options

      In 2002, the Committee granted to Mr. DeLoach, the executive officers and other key management employees options to purchase shares of Common Stock under a plan which previously had been approved by the Company’s shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of Company stock increases. Stock option awards for Mr. DeLoach and the other named officers are included in the Summary Compensation Table on page 28 under the caption “Number of Securities Underlying Options Granted” and in the Option Grants in Last Fiscal Year table on page 31.

      On November 14, 2002, the Committee amended the 1991 Plan to provide for termination in 2005 of the perpetual evergreen share replenishment provisions of the plan.

Other

      Effective December 31, 2002, the Committee granted awards of contingent share units to thirty-three executives, including Mr. DeLoach and five other persons named in the Summary Compensation Table. These awards, consisting of career share restricted stock shares with accelerated vesting if performance targets are met, provide corporate and business unit managers with an additional compensation opportunity that can be realized if targeted creation of shareholder value is achieved. The number of restricted shares granted was based on the Committee’s judgment as to the appropriate size of an award, the individual’s level within the Company and the earlier mentioned surveys of competitive compensation levels. Any shares disbursed as a part of this program will be funded from shares allocated in the 1991 Plan.

      In 2002, the Company also amended the 2001 contingent share awards to exclude the impact of year-to-year change in pension expense (income), net of normal service cost measures.

      The award to Mr. DeLoach reflects the Committee’s recognition of his leadership in the development of a comprehensive plan for sustainable growth for the Company. The awards to the other participants also are intended to reward achievement of performance goals that will lead to above-average shareholder returns. As described in more detail on page 29, awards will vest depending on cumulative EPS and average return on net assets employed (“RONAE”) for the three-year performance period. Except for death, disability or retirement other than for cause, termination of a participant’s employment prior to the end of the performance period will result in forfeiture of an award. Officers are required to defer receipt of any vested shares until one year after their retirement or termination.

A. T. Dickson (Chairperson)  C. J. Bradshaw  Paul Fulton

B. L. M. Kasriel  H. L. McColl, Jr.  J. H. Mullin, III  D. D. Young

COMPARATIVE COMPANY PERFORMANCE

      The following line graph compares cumulative total shareholder return for the Company with the cumulative total return of the S&P 500 Stock Index and a nationally recognized industry index, the Dow Jones Containers & Packaging Group (which includes the Company), from December 31, 1997, through December 31, 2002. The graph assumes that $100 was invested on December 31, 1997, in Sonoco Products Company Common Stock, the S&P 500 Stock Index and the Dow Jones Containers & Packaging Group.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

AMONG SONOCO PRODUCTS COMPANY**, THE S&P 500 STOCK INDEX AND
THE DOW JONES CONTAINERS & PACKAGING GROUP

	1997	1998	1999	2000	2001	2002

Sonoco Products Company	$100.00	$96.02	$75.91	$75.09	$95.37	$85.01
S&P 500 Stock Index	100.00	128.50	155.60	141.40	124.60	97.10
Dow Jones Containers & Packaging Group	100.00	89.69	85.66	55.62	69.88	75.18

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

** FISCAL YEAR ENDING DECEMBER 31

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation Awards

		Annual Compensation					Number of
							Securities
					Other	Restricted	Underlying
					Annual	Stock	Options	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)	Awarded(2)	Granted	Compensation(3)

H. E. DeLoach, Jr.	2002	$804,165	$913,773		$32,377	$–0–	175,000	$78,420
President and	2001	718,746	600,000		28,030	–0–	175,000	58,793
Chief Executive Officer	2000	660,660	371,847		24,274	2,162,500 (4)	165,000	57,499

C. L. Sullivan, Jr.	2002	373,335	258,326		–0–	–0–	40,000	27,214
Senior Vice President	2001	335,001	198,536		–0–	–0–	40,000	9,752
	2000	110,000	66,667		–0–	191,875 (5)	25,000	–0–

R. E. Holley	2002	358,754	246,638		–0–	–0–	40,000	26,591
Senior Vice President	2001	323,751	204,138		–0–	–0–	40,000	15,434
	2000	283,096	204,809		–0–	–0–	17,000	17,197

J. C. Bowen	2002	319,585	251,182		–0–	–0–	35,000	22,898
Senior Vice President	2001	283,998	181,240		–0–	–0–	40,000	13,600
	2000	247,861	190,691		–0–	–0–	16,000	13,188

C. J. Hupfer	2002	252,368	251,358	(6)	–0–	–0–	37,000	23,963
Vice President and	2001	190,146	61,620		–0–	–0–	15,000	18,175
Chief Financial Officer	2000	186,206	54,670		–0–	–0–	11,000	22,003

C. W. Coker	2002	–0–	561,750		75,535	–0–	100,000	66,086
Chairman	2001	–0–	200,000		77,641	–0–	100,000	117,197
	2000	–0–	162,225		79,458	–0–	75,000	140,445

(1)	None of the executive officers received perquisites or personal benefits that totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments. Amounts in this column represent the above-market portion of interest credits on previously earned compensation for which payment has been deferred.

(2)	The number and dollar value of restricted stock rights held at December 31, 2002, including target contingent share units and dividend equivalents, based on the closing stock price on December 31, 2002, of $22.93 per share were: H. E. DeLoach, Jr. — 198,708 shares ($4,556,374); C. L. Sullivan, Jr. — 38,775 shares ($889,111); R. E. Holley — 27,997 shares ($641,971); J. C. Bowen — 27,997 shares ($641,971); C. J. Hupfer — 20,546 shares ($471,120); and C. W. Coker — 39,995 shares ($917,085).

(3)	All other compensation for 2002 consisted of the following components for each named officer:

		Company Contributions and
	Executive	Accruals to Defined Contribution
Name	Life Insurance	Retirement Plans(a)

H. E. DeLoach, Jr.	$22,253	$56,167
C. L. Sullivan, Jr.	4,339	22,875
R. E. Holley	4,074	22,517
J. C. Bowen	2,992	19,906
C. J. Hupfer	10,484	13,479
C. W. Coker	66,086	–0–

(a)	Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Company’s Omnibus Benefit Restoration Plan in order to keep employees whole with respect to Company contribution amounts that were limited by tax law.

(4)	Award of 100,000 units of restricted stock rights that become vested on December 31, 2005, if Mr. DeLoach is actively employed by the Company on that date. Dollar amount shown is based on the per share stock price of $21.625 on December 31, 2000, the date of grant. Dividend equivalents are being added to these rights.

(5)	Mr. Sullivan received an award of 10,000 restricted stock rights upon his employment as a corporate officer of the Company. The rights accumulate dividend equivalents and vest in three generally equal increments on September 1 of 2003, 2004 and 2005. The dollar amount shown is based on the per share stock price of $19.1875 on September 1, 2000, the date of grant.

(6)	Includes a special one-time bonus of $25,000 that Mr. Hupfer received on April 25, 2002, upon his promotion to Chief Financial Officer.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

	Maximum	Performance Period	Estimated Future Payouts
	Number of	Until Maturation
Name	Share Units	Or Payout	Threshold(#)	Target(#)	Maximum(#)

H. E. DeLoach, Jr.	33,000	1/1/03-12/31/05	11,000	22,000	33,000
C. L. Sullivan, Jr.	10,500	1/1/03-12/31/05	3,500	7,000	10,500
R. E. Holley	10,500	1/1/03-12/31/05	3,500	7,000	10,500
J. C. Bowen	10,500	1/1/03-12/31/05	3,500	7,000	10,500
C. J. Hupfer	10,500	1/1/03-12/31/05	3,500	7,000	10,500
C. W. Coker	7,500	1/1/03-12/31/05	2,500	5,000	7,500

      Awards are made in the form of contingent Company share units. The vesting of awards is tied to growth in earnings (cumulative EPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Committee’s Report that begins on page 23. Both measures are exclusive of the impact of year-to-year change in pension expense (income), net of normal service cost measures. In 2002, the Company also amended the 2001 contingent share awards to exclude the impact of year-to-year change in pension expense (income), net of normal service cost measures. For two-thirds of the designated shares, threshold vesting is earned if three-year cumulative EPS is 95.32% of target, and maximum vesting is earned if three-year cumulative EPS is 105.07% or more of target. For the remaining one-third of the designated shares, three targets have been established for average RONAE, depending on the amount of capital the Company invests in acquisitions during the three-year performance period. For the RONAE targets, threshold vesting is earned if the three-year average performance is from 94.74% to 95.24% of target, and maximum vesting is earned if three-year average performance is from 104.76% to 105.26% of target. For all measures, the target shares vest when performance is 100% of target. If no stock units vest at the end of the three-year performance period, the number of threshold shares will vest after five years (December 31, 2007). Dividend equivalents with respect to such shares are automatically reinvested in additional stock units, subject to vesting conditions previously described.

OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

			Number of Shares
			Underlying		Value of Unexercised
	Number of		Unexercised Options		In-the-Money Options
	Shares		as of 12/31/02		as of 12/31/02(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable(3)	Unexercisable(4)

H. E. DeLoach, Jr.	–0–	$–0–	515,500	175,000	$509,700	$–0–
C. L. Sullivan, Jr.	–0–	–0–	65,000	40,000	93,562	–0–
R. E. Holley	12,936	104,060	157,386	40,000	159,036	–0–
J. C. Bowen	3,580	28,613	118,976	35,000	101,475	–0–
C. J. Hupfer	6,006	27,522	82,514	37,000	78,769	–0–
C. W. Coker	71,610	245,801	737,698	100,000	752,572	–0–

(1)	The difference between the exercise price paid and the value of the acquired shares, based on the closing price of the Company’s stock on the exercise date.

(2)	Based on $22.93 per share, the December 31, 2002, closing price.

(3)	Based on exercise prices ranging from $18.07 to $21.75 per share.

(4)	Based on an exercise price of $25.13 per share.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees	Price	Expiration	Present
Name	Granted(1)	in 2002	(per share)	Date	Value(2)

H. E. DeLoach, Jr.	175,000	12.0	$25.13	2/06/2012	$1,153,250
C. L. Sullivan, Jr.	40,000	2.8	25.13	2/06/2012	263,600
R. E. Holley	40,000	2.8	25.13	2/06/2012	263,600
J. C. Bowen	35,000	2.4	25.13	2/06/2012	230,650
C. J. Hupfer	12,000	0.8	25.13	2/06/2012	79,080
	25,000	1.7	28.93	4/17/2012	191,750
C. W. Coker	100,000	6.9	25.13	2/06/2012	659,000

(1)	These options were granted on February 6, 2002, except for Mr. Hupfer’s 25,000 option grant, which was granted on April 17, 2002. All options have exercise prices equal to the closing market prices on the dates of grant. They became/become exercisable one year from date of grant and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price can be paid by cash or by the delivery of previously owned shares. Tax obligations also can be paid by an offset of the underlying shares.

(2)	The Grant Date Present Values were derived using the Binomial Option Pricing Model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast appreciation of the Company’s stock price. The options had a grant date present value of $6.59, except for Mr. Hupfer’s 25,000 option grant, which had a grant date present value of $7.67. The Binomial model was used with the following assumptions: term — 4.2 years; stock price volatility — 34.9%; dividend yield — 3.39%; and discount rate — 4.3%, except for Mr. Hupfer’s 25,000 option grant, which had a discount rate of 4.6%.

PENSION PLAN TABLE

      Named executive officers participate in a non-contributory defined benefit program that provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation, computed as a straight life annuity, based on the highest three of the last seven calendar years. In order to receive the full benefit the executive must have at least 15 years of service and retire no earlier than age 65. Eligible spouses (married one year or longer at the executive’s retirement date) receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security.

	Age 65 Retirement
	Years of Service
Final
Average			15 or
Compensation(1)	5	10	More(2)

$300,000	$60,000	$120,000	$180,000
400,000	80,000	160,000	240,000
500,000	100,000	200,000	300,000
600,000	120,000	240,000	360,000
700,000	140,000	280,000	420,000
800,000	160,000	320,000	480,000
900,000	180,000	360,000	540,000
1,000,000	200,000	400,000	600,000
1,100,000	220,000	440,000	660,000
1,200,000	240,000	480,000	720,000
1,300,000	260,000	520,000	780,000
1,400,000	280,000	560,000	840,000
1,500,000	300,000	600,000	900,000
1,600,000	320,000	640,000	960,000
1,700,000	340,000	680,000	1,020,000

(1)	Final average compensation includes salary and bonus. Age, years of service and final average compensation as of December 31, 2002, for the named officers are as follows:

		Years of	Final Average
Name	Age	Service	Compensation

H. E. DeLoach, Jr.	58	17	$1,356,397
C. L. Sullivan, Jr.	59	2	575,093
R. E. Holley	60	38	540,208
J. C. Bowen	52	30	491,519
C. J. Hupfer	56	28	344,950
C. W. Coker*	69	45	—

*	On May 1, 1999, Mr. Coker elected to begin receiving his supplemental retirement benefit in lieu of any fixed compensation. This benefit amounts to $955,500 per year and will not be offset by the Sonoco pension plan until Mr. Coker retires.

(2)	Years of service beyond 15 do not provide for any additional benefit.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements for the year ended December 31, 2002. The Audit Committee has discussed with our independent accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002. The Committee has also reviewed the services provided by PricewaterhouseCoopers, discussed under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees,” and has considered whether provision of such services is compatible with maintaining auditor independence.

B. L. M. Kasriel (Chairperson)  C. J. Bradshaw  R. J . Brown  J. L. Coker

Paul Fulton  E. H. Lawton, III  T. E. Whiddon

Audit Fees

      Aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2002, and for the year ended December 31, 2001, and its reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,229,000 and $1,076,000, respectively.

Financial Information Systems Design and Implementation Fees

      During the years ended December 31, 2002 and 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

      In addition to the fees described above, aggregate fees of $1,493,000 and $1,676,000 were billed by PricewaterhouseCoopers during the year ended December 31, 2002, and during the year ended December 31, 2001, respectively, primarily for the following professional services (in thousands):

	2002	2001

Audit-Related Services	$314	$118
Income Tax Compliance and Related Tax Services	948	1,155
Other	231	403

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers, Certified Public Accountants, as our independent accountants to examine our financial statements for the year ending December 31, 2003. You will be asked to ratify this selection at the Annual Meeting. PricewaterhouseCoopers, or its predecessors, has audited our books and records for many years. Representatives of PricewaterhouseCoopers will be present and available to answer questions at the Annual Meeting and may make a statement if they so desire.

      The Board of Directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers as independent accountants for the Company for the current year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange, showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934.

      Based on a review of Section 16(a) reports and any written representations made to us, it appears that all such filings for 2002 were made in a timely manner.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2004, you must submit the proposal to the Secretary of the Company in writing by January 31, 2004. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2004, you must be sure the Secretary of the Company receives your written proposal by November 14, 2003. All shareholder proposals must comply with the requirements of our By-Laws. The proxy agents for the Company will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive by January 28, 2004.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

      We will deliver a single copy of the Annual Report to multiple shareholders sharing one address if all of those shareholders have consented in writing to delivery of a single Annual Report to their address. Upon oral or written request to EquiServe Trust Company, N.A. (“EquiServe”), Post Office Box 43012, Providence, RI 02940-3012, (800) 633-4236, EquiServe will promptly deliver a separate copy of the Annual Report to a shareholder at a shared address to which a single copy was delivered. If you are currently receiving a single copy of the Annual Report for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call EquiServe at the address or telephone number above and ask them to send you separate copies. If shareholders at your address are currently

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receiving separate copies of the Annual Report and you would prefer to receive only one copy at your address, you may also write to EquiServe at the address above and ask them to send only one copy.

ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS

      Sonoco’s Annual Report and its Proxy Statement can be accessed via the Internet at www.sonoco.com/annualreportandproxystatement. As a shareholder of record, you can elect to receive future Annual Reports and Proxy Statements, as well as quarterly financial and other shareholder information, electronically. Instructions are provided on the voting site if you vote via the Internet. Instructions also are provided if you electronically access your shareholder account and you are not already receiving your Annual Meeting materials electronically. If you select electronic receipt, you will be notified via email by Equiserve, our transfer agent, as to when the information will be available for your access. Your election to receive information electronically will remain in effect until you notify Equiserve in writing or by telephone that you wish to resume paper delivery by mail of these materials. If you own Sonoco shares through a broker or a bank, please contact that institution regarding instructions about receiving Annual Meeting materials and other financial information electronically.

OTHER MATTERS

      As of the date of this statement, management knows of no business that will be presented for consideration at the meeting other than that stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

      To assure your representation at the meeting, please vote by telephone (if you live in the United States or Canada), via the Internet or mark, sign, date and return your proxy card as promptly as possible. Please sign exactly as your name appears on the accompanying proxy.

Charles J. Hupfer
Secretary

March 14, 2003

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

P R O X Y

This Proxy is Solicited on Behalf of the Board of Directors

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA

The undersigned hereby appoints Charles J. Hupfer, Vice President, Chief Financial Officer and Secretary, or Vicki B. Arthur, Staff Vice President and Treasurer, as proxy agent, each with the power to appoint his/her substitute, and hereby authorizes him/her to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 21, 2003, at the Annual Meeting of Shareholders to be held on April 16, 2003, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

This card also constitutes voting instructions to the plan Trustee for shares of Sonoco Products Company held in the Sonoco Products Company Employee Savings and Stock Ownership Plan. You may direct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SONOCO PRODUCTS COMPANY

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote By Internet	OR		Vote By Telephone

1.	Log on to the Internet and go to: http://www.eproxyvote.com/son		1.	Call toll-free: 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured Web site.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

IF YOU VOTE BY INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] Please mark votes as in this example.
SONOCO PRODUCTS COMPANY

	1.	Election of Directors:
Mark box at right if an address change or comment has [ ] been noted on the reverse side of this card.		Nominees - Three-Year Term: (01) C. W. Coker (02) H. E. DeLoach, Jr. (03) E. H. Lawton, III (04) D. D. Young
Please be sure to sign and date this Proxy.		Nominee - One-Year Term: (05) J. H. Mullin, III

FOR ALL NOMINEES [ ]	WITHHOLD FROM ALL NOMINEES [ ]
[ ] FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE

2.	Proposal to approve the ratification of the selection of PricewaterhouseCoopers LLP, Certified Public Accountants, as independent accountants of the corporation.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	In their discretion the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

DIRECTORS RECOMMEND VOTING FOR 1 and 2.

Signature:	Date:	Signature:	Date: